Exhibit 10.22

Warehouse Lease Contract

Party A (Lessor): Fujian Fuwang Metal Products Co., Ltd.

Party B (lessee): Fenyang Huaxin Wine Industry Development Co., Ltd.

After friendly negotiation between Party A and Party B on the basis of equality, voluntariness and mutual benefit, the following intentions have been reached:

1. Lease location: Party A agrees to lease to Party B the storefront located at Paibian Village, Shangjing Town, Fuqing City, Fujian Province, covering an area of about 1,500 square meters, and to ensure the legality of the lease.

2. Usage: Party B rents the shop floor for use as a warehouse, and shall not carry out any illegal activities, otherwise the consequences shall be at your own risk.

3. Lease period: The lease term is from March 2, 2023 to March 1, 2033. Both parties negotiate cordially. Advance payment of RMB 10,000,000.00 as an intentional deposit.

4. Lease fee: The rent is RMB 1,000,000 /year. Totally RMB10,000,000 for 10 years.

5. Payment: The two parties negotiated cordially to convert the RMB 7 million dollars prepayment into rent, and the rest RMB 3 million to be paid after negotiation.

6. Party A must meet the following conditions: The storage environment of the warehouse must suitable the requirements of alcoholic products storage. Party B should ensure the firefighting equipment must meet the safety requirements of alcoholic products to get rid of any loss of both parties. If these basic requirements are not met by Party A, Party A must refund to Party B and the contract should be terminated.

7. Obligations of Party B: Without the consent of Party A, Party B shall not sublet part or all of the house to others without permission.

8. For matters not covered in this letter of intent, supplementary provisions shall be made in accordance with the relevant provisions of the Economic Law of the People’s Republic of China after consultation between the two parties. The supplementary provisions shall have the same legal effect as this letter of intent.

7. This contract is made in duplicate, Party A and Party B hold one copy, and the two copies have the same legal effect.

Party A (official seal)	Party B (official seal)

Legal representative (signature):	Legal representative (signature):

March 1, 2023	March 1, 2023